UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 19, 2006

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 1.01; Entry into a Material Definitive Agreement

Multiband Corporation (the Company) and one of its wholly-owned subsidiaries (Rainbow Satellite Group, LLC) has entered into an asset purchase agreement with Consolidated Smart Broadband Systems of California to sell to Consolidated certain California-based video subscribers on the terms and conditions contained in the agreement, a copy of which is attached hereto as an Exhibit.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 24, 2006

Multiband Corporation

By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit: Asset Purchase Agreement dated October 19, 2006